                                                                                                                      EXHIBIT (e)(4)

AMERICAN GENERAL                                                                                         INCOME ADVANTAGE SELECT(SM)
Life Companies                                                                                     VARIABLE UNIVERSAL LIFE INSURANCE
                                                                                                            SUPPLEMENTAL APPLICATION

AMERICAN GENERAL LIFE INSURANCE COMPANY (AGL)
A subsidiary of American International Group, Inc.
Home office: Houston, Texas

(This supplement must accompany the appropriate application for life insurance.)
The supplement and the application will be attached to and made a part of the policy.

APPLICANT INFORMATION -- SUPPLEMENT TO THE APPLICANT ON THE LIFE OF

                           ----------------------------------------   --------------------------------------------------
                           Name of proposed insured                   Date of application for life insurance

INITIAL ALLOCATION PERCENTAGES

INVESTMENT OPTIONS         In the "Premium Allocation" column, indicate how each premium received is to be allocated. In the
                           "Deduction Allocation" column, indicate which investment options are to be used for the deduction of monthly account charges. TOTAL ALLOCATIONS IN EACH COLUMN MUST EQUAL 100%. USE WHOLE PERCENTAGES ONLY.

                                         PREMIUM    DEDUCTION                                                   PREMIUM    DEDUCTION
                                       ALLOCATION  ALLOCATION                                                 ALLOCATION  ALLOCATION
                                       ----------  ----------                                                 ----------  ----------
 AGL DECLARED FIXED INTEREST                                   OPPENHEIMER VARIABLE ACCOUNT FUNDS
   ACCOUNT (301)                          ____%       ____%    Balanced (726/774-G)                              ____%       ____%
[AIM VARIABLE INSURANCE FUNDS                                  Global Securities* (727/775-G)                    ____%       ____%
 Global Real Estate* (701/749-G)          ____%       ____%    PIMCO VARIABLE INSURANCE TRUST
 International Growth* (700/748-G)        ____%       ____%    CommodityRealReturn(TM) Strategy* (728/776-G)     ____%       ____%
 THE ALGER AMERICAN FUND                                       Global Bond (Unhedged) (732/780-G)                ____%       ____%
 Capital Appreciation (702/750-G)         ____%       ____%    Real Return (729/777-G)                           ____%       ____%
 MidCap Growth (703/751-G)                ____%       ____%    Short-Term (730/778-G)                            ____%       ____%
 AMERICAN CENTURY VARIABLE                                     Total Return (731/779-G)                          ____%       ____%
    PORTFOLIOS, INC.                                           PIONEER VARIABLE CONTRACTS TRUST
 Value (704/752-G)                        ____%       ____%    Mid Cap Value (733/781-G)                         ____%       ____%
 CREDIT SUISSE TRUST                                           PUTNAM VARIABLE TRUST
 U.S. Equity Flex I* (705/753-G)          ____%       ____%    Diversified Income (734/782-G)                    ____%       ____%
 DREYFUS VARIABLE INVESTMENT FUND                              Small Cap Value* (735/783-G)                      ____%       ____%
 International Value* (706/754-G)         ____%       ____%    SUNAMERICA SERIES TRUST
 FIDELITY VARIABLE INSURANCE PRODUCTS                          Aggressive Growth (736/784-G)                     ____%       ____%
 Asset Manager(SM) (707/755-G)            ____%       ____%    Balanced (737/785-G)                              ____%       ____%
 Contrafund(R) (708/756-G)                ____%       ____%    VALIC COMPANY I
 Equity-Income (709/757-G)                ____%       ____%    International Equities* (738/786-G)               ____%       ____%
 Freedom 2020 (710/758-G)                 ____%       ____%    Mid Cap Index (739/787-G)                         ____%       ____%
 Freedom 2025 (711/759-G)                 ____%       ____%    Money Market 1 (740/788-G)                        ____%       ____%
 Freedom 2030 (712/760-G)                 ____%       ____%    Nasdaq-100(R) Index (741/789-G)                   ____%       ____%
 Growth (713/761-G)                       ____%       ____%    Science and Technology (742/790-G)                ____%       ____%
 Mid Cap (714/762-G)                      ____%       ____%    Small Cap Index* (743/791-G)                      ____%       ____%
 FRANKLIN TEMPLETON VARIABLE                                   Stock Index (744/792-G)                           ____%       ____%
    INSURANCE PRODUCTS TRUST                                   VAN KAMPEN LIFE INVESTMENT TRUST
 Franklin Small Cap Value Securities*                          Growth and Income (745/793-G)                     ____%       ____%
    (715/7E3-G)                           ____%       ____%    VANGUARD(R) VARIABLE INSURANCE FUND
 Mutual Shares Securities (716/764-G)     ____%       ____%    High Yield Bond (746/794-G)                       ____%       ____%
 JANUS ASPEN SERIES                                            REIT Index (747/795-G)                            ____%       ____%
 Enterprise (719/767-G)                   ____%       ____%
 Forty (717/765-G)                        ____%       ____%    OTHER: ____________________________               ____%       ____%]
 JPMORGAN INSURANCE TRUST                                                                                         100%        100%
 Core Bond (925/926-G)                    ____%       ____%
 International Equity* (721/769-G)        ____%       ____%    *   If you select the Guaranteed Minimum Withdrawal Benefit (GMWB)
 MFS VARIABLE INSURANCE TRUST                                      rider this investment option is designated as a Restricted Fund.
 New Discovery* (722/770-G)               ____%       ____%
 Research (723/771-G)                     ____%       ____%
 NEUBERGER BERMAN ADVISERS MANAGEMENT
    TRUST
 Mid-Cap Growth (725/773-G)               ____%       ____%
 Socially Responsive (724/772-G)          ____%       ____%

AGLC103226-2008                    Page 1 of 4                           Rev0309

DOLLAR COST AVERAGING (DCA)

DOLLAR COST AVERAGING      ($5,000 MININUM BEGINNING ACCUMULATION VALUE) An amount can be systematically transferred from ANY ONE
(DCA)                      INVESTMENT OPTION and directed to one or more of the investment options below. The AGL Declared Fixed
                           Interest Account is not available for DCA. Please refer to the prospectus for more information on the DCA option.

                           NOTE: DCA IS NOT AVAILABLE IF THE AUTOMATIC REBALANCING OPTION OR GMWB RIDER HAVE BEEN CHOSEN.

                           Day of the month for transfers: ______________ (Choose a day of the month between 1-28.)

                           Frequency of transfers: [ ] Monthly   [ ] Quarterly   [ ] Semiannually   [ ] Annually

                           DCA to be made from the following investment option: _________________________________

                           Transfer $____________________ ($100 MINIMUM, WHOLE DOLLARS ONLY)

[AIM VARIABLE INSURANCE FUNDS                                    OPPENHEIMER VARIABLE ACCOUNT FUNDS
 Global Real Estate (701)                               $_____   Balanced (726)                                          $_____
 International Growth (700)                             $_____   Global Securities (727)                                 $_____
 THE ALGER AMERICAN FUND                                         PIMCO VARIABLE INSURANCE TRUST
 Capital Appreciation (702)                             $_____   CommodityRealReturn(TM) Strategy (728)                  $_____
 MidCap Growth (703)                                    $_____   Global Bond (Unhedged) (732)                            $_____
 AMERICAN CENTURY VARIABLE PORTFOLIOS, Inc.                      Real Return (729)                                       $_____
 Value (704)                                            $_____   Short-Term (730)                                        $_____
 CREDIT SUISSE TRUST                                             Total Return (731)                                      $_____
 U.S. Equity Flex I (705)                               $_____   PIONEER VARIABLE CONTRACTS TRUST
 DREYFUS VARIABLE INVESTMENT FUND                                Mid Cap Value (733)                                     $_____
 International Value (706)                              $_____   PUTNAM VARIABLE TRUST
 FIDELITY VARIABLE INSURANCE PRODUCTS                            Diversified Income (734)                                $_____
 Asset Manager(SM) (707)                                $_____   Small Cap Value (735)                                   $_____
 Contrafund(R) (708)                                    $_____   SUNAMERICA SERIES TRUST
 Equity-Income (709)                                    $_____   Aggressive Growth (736)                                 $_____
 Freedom 2020 (710)                                     $_____   Balanced (737)                                          $_____
 Freedom 2025 (711)                                     $_____   VALIC COMPANY I
 Freedom 2030 (712)                                     $_____   International Equities (738)                            $_____
 Growth (713)                                           $_____   Mid Cap Index (739)                                     $_____
 Mid Cap (714)                                          $_____   Money Market I (740)                                    $_____
 FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST            Nasdaq-100(R) Index (741)                               $_____
 Franklin Small Cap Value Securities (715)              $_____   Science and Technology (742)                            $_____
 Mutual Shares Securities (716)                         $_____   Small Cap Index (743)                                   $_____
 JANUS ASPEN SERIES                                              Stock Index (744)                                       $_____
 Enterprise (719)                                       $_____   VAN KAMPEN LIFE INVESTMENT TRUST
 Forty (717)                                            $_____   Growth and Income (745)                                 $_____
 JPMORGAN INSURANCE TRUST                                        VANGUARD(R) VARIABLE INSURANCE FUND
 Core Bond (925)                                        $_____   High Yield Bond (746)                                   $_____
 International Equity (721)                             $_____   REIT Index (747)                                        $_____
 MFS VARIABLE INSURANCE TRUST                                    OTHER:                                                  $_____]
 New Discovery (722)                                    $_____
 Research (723)                                         $_____
 NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST
 Mid-Cap Growth (725)                                   $_____
 Socially Responsive (724)                              $_____

Dollar Cost averaging does not assume a profit or protect against a loss in declining markets. A policy owner should consider his or her financial ability to continue purchases through periods of low price levels in order to utilize fully a dollar cost averaging program.

AUTOMATIC REBALANCING

AUTOMATIC REBALANCING      ($5,000 MINIMUM BEGINNING ACCUMULATION VALUE) Variable division assets will be automatically rebalanced based on the premium percentages designated on Page 1 of this form. If the AGL Declared Fixed Interest
                           Account has been designated for premium allocation, the rebalancing will be based on the proportion allocated to the variable divisions. Please refer to the prospectus for more information on the Automatic
                           Rebalancing option.

                           CHECK HERE FOR AUTOMATIC REBALANCING FREQUENCY: [ ] Quarterly   [ ] Semiannually   [ ] Annually

                           NOTE: AUTOMATIC REBALANCING IS NOT AVAILABLE IF THE DCA OPTION HAS BEEN CHOSEN. AUTOMATIC REBALANCING IS
                                 REQUIRED IF THE GMWB RIDER HAS BEEN SELECTED.

AGLCl03226-2008                    Page 2 of 4                           Rev0309

MODIFIED ENDOWMENT CONTRACT

CONTRACT                   If any premium payment causes the policy to be classified as a modified endowment contract under Section
                           7702A of the Internal Revenue Code, there may be potentially adverse tax consequences. Such consequences include: (1) withdrawals or loans being taxed to the extent of gain; and (2) a 10% penalty tax on the taxable amount. In order to avoid modified endowment status, I request any excess premium that could
                           cause such status to be refunded. [ ] YES   [ ] NO

AUTHORIZATION FOR TRANSACTIONS

INITIAL APPROPRIATE        I (or we, if Joint Owners), hereby authorize AGL to act on telephone instructions or e-service
BOX HERE:                  instructions, if elected, to transfer values among the variable divisions and the AGL Declared Fixed
                           Interest Account and to change allocations for future premium payments and monthly deductions given by:

                           [   ] Policy Owner(s)-- if Joint Owners, either of us acting independently.

                           [   ] Policy Owner(s) or the Agent/Registered Representative who is appointed to represent AGL and the firm authorized to service my policy.

                           AGL and any person designated by this authorization will not be responsible for any claim, loss or expense based upon telephone instructions and e-service instructions received and acted on in good faith, including losses due to telephone instructions or e-service communication errors. AGL's liability for erroneous transfers and allocations, unless clearly contrary to instructions received, will be limited to correction of the allocations on a current basis. If an error, objection or other claim arises due to a telephone instruction or e-service instruction, I will notify AGL in writing within five working days from receipt of confirmation of the transaction from AGL. I understand that this authorization is subject to the terms and provisions of my variable universal life insurance policy and its related prospectus.
                           This authorization will remain in effect until my written notice of its revocation is received by AGL at its home office.

SUITABILITY

ALL QUESTIONS MUST BE      1.   Have you the Proposed Insured or Owner (if different), received the variable
ANSWERED.                       universal life insurance policy prospectus and the investment choices brochure
                                describing the investment options?                                                  [ ] yes  [ ] no

                           2.   Do you understand and acknowledge:

                                a.   THAT THE POLICY APPLIED FOR IS VARIABLE, EMPLOYS THE USE OF SEGREGATED
                                     ACCOUNTS WHICH MEANS THAT YOU NEED TO RECEIVE AND UNDERSTAND CURRENT
                                     PROSPECTUSES FOR THE POLICY AND THE UNDERLYING ACCOUNTS?                       [ ] yes  [ ] no

                                b.   THAT ANY BENEFITS, VALUES OR PAYMENTS BASED ON PERFORMANCE OF THE SEGREGATED
                                     ACCOUNTS MAY VARY: AND

                                     (1)  ARE NOT GUARANTEED BY AGL, ANY OTHER INSURANCE COMPANY, THE U.S.
                                          GOVERNMENT OR ANY STATE GOVERNMENT?                                       [ ] yes  [ ] no

                                     (2)  ARE NOT FEDERALLY INSURED BY THE FDIC, THE FEDERAL RESERVE BOARD OR ANY
                                          OTHER AGENCY, FEDERAL OR STATE?                                           [ ] yes  [ ] no

                                c.   THAT IN ESSENCE, ALL RISK IS BORNE BY THE OWNER EXCEPT FOR FUNDS PLACED IN
                                     THE AGL DECLARED FIXED INTEREST ACCOUNT?                                       [ ] yes  [ ] no

                                d.   THAT THE POLICY IS DESIGNED TO PROVIDE LIFE INSURANCE COVERAGE AND TO ALLOW
                                     FOR THE ACCUMULATION OF VALUES IN THE SEGREGATED ACCOUNTS?                     [ ] yes  [ ] no

                                e.   THE AMOUNT OR DURATION OF THE DEATH BENEFIT MAY INCREASE OR DECREASE,
                                     DEPENDING ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT?                [ ] yes  [ ] no

                                f.   THE POLICY VALUES MAY INCREASE OR DECREASE, DEPENDING ON THE INVESTMENT
                                     EXPERIENCE OF THE SEPARATE ACCOUNT, THE AGL DECLARED FIXED INTEREST ACCOUNT
                                     ACCUMULATION, AND CERTAIN EXPANSE DEDUCTIONS?                                  [ ] yes  [ ] no

                           3.   Do you believe the Policy you selected meets your insurance and investment
                                objectives and your anticipated financial needs?                                    [ ] yes  [ ] no

AGLCl03226-2008                    Page 3 of 4                           Rev0309

ELECTRONIC DELIVERY CONSENT

                           American General Life Insurance Company ("AGL") is capable of providing contract and investment option prospectuses, supplements, statements of additional information, and reports via e-mail or CD-ROM. In order to verify your e-mail receipt of these documents, we must obtain your consent to this type of delivery format.

                           This consent authorizes AGL, with respect to AGL's variable universal life insurance policies, to deliver the following communications via e-mail or CD-ROM:

                           .    Contract prospectuses and supplements

                           .    Investment option prospectuses and supplements

                           .    Statements of additional information

                           .    Annual and semi-annual investment option reports

                           This consent to delivery by e-mail or CD-ROM has no expiration date. You may change or cancel your consent at any time by writing to us at American General Life Insurance Company, P.O. Box 4880, Houston,
                           Texas, 77210-4880, Attn: Policy Owner Services. You may also receive a paper copy of any communication at no additional charge by writing to us at the above address.

                           In order to participate in this delivery method you must have access to the following:

                           .    A personal computer with CD-ROM hardware and software

                           .    Browser software, such as Microsoft Internet Explorer, Netscape Communicator, or equivalent

                           .    Communication access to the Internet

                           Should you wish to print materials that have been delivered via e-mail or CD-ROM, you must also have access to a printer. Materials will be published using Portable Document Format (PDF). In order to view
                           PDF documents, you must have Adobe Acrobat Reader software, which is available for download free-of-charge from http://www.adobe.com/products/acrobat/readstep2.html.

                           We reserve the right to mail paper copies instead of providing electronic delivery. In the event that
                           e-mail delivery is unsuccessful, we will mail paper copies. You must notify us every time you change your
                           e-mail address.

                           Your e-mail address will be used solely for AGL's database management regarding the electronic delivery of the communications listed above. Your e-mail address will not be sold or distributed to third parties.

                           By signing this consent, I acknowledge that I have read and understand all of the above-mentioned terms and conditions of this enrollment.

                           I consent to receive electronic delivery of the documents specified above.


                           --------------------------------     -------------------------------------------------
                           Signature of Owner                   Please provide your e-mail address

                           If you prefer CD-ROM delivery, please check here [ ]

SIGNATURES

SIGNATURES

                            --------------------------------------------------------------------------------------------------------
                            Signed at (city, state)

                            --------------------------------------------------------------------------------------------------------
                            Print name of Broker/Dealer

                           X
                            --------------------------------------------------   ---------------------------------   ---------------
                            Registered representative                            State license #                     Date

                           X
                            --------------------------------------------------------------------------------------   ---------------
                            Primary proposed insured                                                                 Date

                           X
                            --------------------------------------------------------------------------------------   ---------------
                            Owner (If different from Proposed Insured)                                               Date

                           X
                            --------------------------------------------------------------------------------------   ---------------
                            Joint Owner (If applicable)                                                              Date

AGLCl03226-2008                    Page 4 of 4                           Rev0309